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                                                                   EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the inclusion of our report, dated February 23, 1996, on the financial statements of Imtec Acculine, Inc. as of December 31, 1995, and for the two years then ended, in this Annual Report on Form 10-K, and to the incorporation by reference of this report into Registration Statements on Form S-3 Nos. 33-64500 and 333-4516 and Registration Statements on Form S-8 Nos. 33-71900, 33-91986, and 333-4154.

/s/ Ireland San Filippo, LLP

IRELAND SAN FILIPPO, LLP

April 11, 1997